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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE
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Hudson Valley Holding Corp.             CONTACT:
21 Scarsdale Road                       -------
Yonkers, NY 10707                       James J. Landy
                                        President & CEO
                                        (914) 771-3230






                      HUDSON VALLEY HOLDING CORP. ACQUIRES
                             NEW YORK NATIONAL BANK


     YONKERS, NY, January 3, 2006. Hudson Valley Holding Corp. (HUVL) completed its previously announced acquisition of New York National Bank effective on January 1, 2006. New York National Bank was converted to a New York State chartered bank and renamed "NYNB Bank". NYNB Bank will operate independently as a wholly-owned subsidiary of Hudson Valley Holding Corp.

     New York National Bank, a commercial bank with approximately $130 million in assets, was founded in 1982 to operate as a community focused bank providing deposit and lending services to residents, businesses and community organizations in the South Bronx. It has expanded its market to several areas of the Bronx and upper Manhattan, serviced through five branch locations.

     Hudson Valley Holding Corp. paid approximately $12.5 million or $18.50 per common share and approximately $900,000 or $5.00 per preferred share for New York National Bank.

     William E. Griffin, Chairman of Hudson Valley Holding Corp., stated that this acquisition reinforces Hudson Valley's overall strategic plan of growth and expansion and that it significantly increases the Company's reach to the south providing access to vibrant new markets for its products and services. Mr. Griffin stated further that James J. Landy, President and CEO of Hudson Valley Holding Corp. has been appointed President and CEO of NYNB Bank.

     Mr. Landy added, "We have worked hard to consummate this transaction and believe that there will be a smooth transition."

     Hudson Valley Holding Corp. (HUVL), headquartered in Yonkers, NY, is the parent company of two independently owned local banks, Hudson Valley Bank (HVB) and NYNB Bank (NYNB). Hudson Valley Bank is a Westchester based bank with $2 billion in assets, serving the metropolitan area with 21 branches located in the Bronx, Manhattan, Queens and Westchester. HVB specializes in providing a full range of financial services to small businesses, professional services firms, not-for-profit organizations and individuals; and provides investment management services through a subsidiary, A. R. Schmeidler & Co., Inc. NYNB Bank is a Bronx based bank with $130 million in assets serving the local communities of the South Bronx, Northern Manhattan and Roosevelt Island with five branches. NYNB provides a full range of financial services to individuals, small businesses and not-for-profit organizations in its local markets. Hudson Valley Holding Corp.'s stock is traded under the ticker symbol "HUVL" on the OTC Bulletin Board. Additional information on Hudson Valley Bank and NYNB Bank can be obtained on their respective web-sites at www.hudsonvalleybank.com and www.nynb.com.
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This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements refer to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "expects," "intends," "may," "plans," "potential," "predicts," "should" or "will" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or the banking industry's actual results, level of activity, performance or achievements to be materially different from any future results, level of activity performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, material adverse changes in Hudson Valley Bank's operations or earnings, or a decline in the economy in the New York Metropolitan area. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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